Celator(R) Pharmaceuticals Secures Loan Agreement with Hercules Technology Growth Capital

EWING, N.J. – (May 12, 2014) (GLOBE NEWSWIRE) -- Celator Pharmaceuticals, Inc., (Nasdaq:CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, today announced that it has entered into a loan agreement with Hercules Technology Growth Capital, Inc. (NYSE: HTGC), a specialty finance company that provides customized debt financing to companies in life sciences and technology-related markets. Hercules will provide Celator with access to a term loan of up to $15 million.

“We are very pleased to secure this working capital, as it provides additional balance sheet strength and extends our operating runway,” stated Scott Jackson, Chief Executive Officer of Celator. “The proceeds will allow us to further build out the CombiPlex® platform and focus on advancing our pipeline, primarily the Phase 3 clinical study evaluating our lead product, CPX-351, in patients with secondary acute myeloid leukemia.”

The first $10 million of the term loan was funded at closing, and is repayable in installments over forty-two months, including an initial interest-only period of twelve months after closing.  The interest-only period is extendable to October 2015, contingent upon completion of certain related development milestones. Pursuant to the loan and security agreement, Celator issued Hercules a warrant to purchase 158,006 shares of the Company’s common stock at an exercise price of $2.67 per share. The remaining $5 million of the term loan can be drawn down at Celator’s option at any time between December 15, 2014 and March 31, 2015. If Celator draws down the remaining $5 million of the term loan, the warrant will become exercisable for an additional 52,669 shares of the Company’s common stock.

Further information with respect to the loan and security agreement with Hercules will be contained in a Current Report on Form 8-K that Celator intends to file today with the Securities and Exchange Commission.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, the company’s proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. The company pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; and preclinical stage product candidates, including CPX-571 (a liposomal formulation of irinotecan:cisplatin), and the hydrophobic docetaxel prodrug nanoparticle (HDPN) formulation being studied by the National Cancer Institute’s Nanotechnology Characterization Laboratory. For more information, please visit the company’s website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

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Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our working capital and the strength of our balance sheet, statements regarding the potential efficacy and therapeutic potential of CPX-351, and our expectations regarding our development plans for CPX-351 and our drug candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our future working capital requirements, the uncertainties inherent in the conduct of current and future clinical studies, enrollment in clinical studies, availability of data from ongoing clinical studies, expectations for regulatory approvals, and other matters that could affect the availability or commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator’s Form 10-K for the year ended December 31, 2013 and other filings by the company with the U.S. Securities and Exchange Commission.

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